EXHIBIT B
SECTION 906 CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officers of Fortress Registered Investment Trust (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Report on Form N-CSR for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: September 22, 2008

/s/ Wesley R. Edens
Name:	Wesley R. Edens
Title:	Chief Executive Officer

/s/ Kevin Naughton
Name:	Kevin Naughton
Title:	Chief Financial Officer